Exhibit 5.1

January 30, 2023

Clean Energy Technologies, Inc.

2990 Redhill Ave,

Costa Mesa, California 92626

RE: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Clean Energy Technologies, Inc., a Nevada corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (Registration No. 333-266078, as amended or supplemented from time to time, the “Registration Statement”), relating to the public offering by the Company (the “Offering”) shares (the “Offering Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), together with shares of Common Stock to cover the over-allotment option of the underwriters (the “Overallotment Shares” together with the Offering Shares, the “Shares”), (ii) warrants (the “Representative Warrants”) to purchase shares (the “Representative Shares”) of Common Stock to be issued to the underwriters, including the overallotment option of the underwriter as set forth in the Registration Statement, (iii) shares (the “Convertible Shares”) of Common Stock issuable to the selling shareholders listed in the Registration Statement (the “Selling Shareholders”) upon conversion of the convertible promissory notes set forth in the Registration Statement and exhibits thereto (the “Convertible Notes”) and (iv) shares (the “Warrant Shares”) of Common Stock issuable to the Selling Shareholders upon exercise of the Warrants set forth in the Registration Statement (the “Warrants”). The Offering Shares and Representative Warrants are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Craft Capital Management, LLC and R.F. Lafferty & Co., Inc. as underwriters (the “Underwriters”), the form of which shall be filed as Exhibit 1.1 to the Registration Statement.

The Shares, Conversion Shares and Warrant Shares are collectively referred to herein as the “Securities,” the offering of which are registered by the Company pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering contemplated by the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein.

In connection with this opinion, we have examined the Company’s Articles of Incorporation and all amendments thereto; the Company’s Restated Bylaws, as currently in effect; the Registration Statement and the exhibits thereto; the prospectus contained in the Registration Statement; the form of Underwriting Agreement; the Convertible Notes; Warrants, Representative Warrants, and such other documents, records, certificates, memoranda and instruments as we have deemed necessary as a basis for this opinion. We have also examined the resolutions of the Board of Directors of the Company authorizing (a) the filing of the Registration Statement by the Company and (b) the issuance of the Securities by the Company, subject to specific further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors or a pricing committee thereof with respect to such Securities (the “Authorizing Resolutions”).

In rendering these opinions, we have assumed: the genuineness and authenticity of all signatures on original documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and, other than for the Company, the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that the Underwriting Agreement and all documents required or permitted to be delivered thereunder will have been duly authorized by all necessary corporate, limited liability company, or other action on the part of the parties thereto and have been or will be, as of the date the Underwriting Agreement is executed and delivered, duly executed and delivered by such parties, except that no such assumption is made as to the Company.

Clean Energy Technologies, Inc.

January 30, 2023

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

The Shares, when (a) Authorizing Resolutions with respect to the Shares have been adopted, (b) the terms for the issuance and sale of the Shares have been established in conformity with such Authorizing Resolutions, (c) the Shares have been issued and sold as contemplated by the Underwriting Agreement, (d) the Company has received the consideration provided for in the Underwriting Agreement and (e) such consideration for the Shares is not less than the amount specified in the applicable Authorizing Resolutions, will be validly issued, fully paid and non-assessable.

2.

The Representative Shares issuable upon exercise of the Representative Warrants, the Warrant Shares issuable upon exercise of the Warrants and the Convertible Shares issuable upon conversion of the Convertible Notes when issued in accordance with the terms of their governing instruments and upon payment of the applicable exercise price or conversion price, as the case may be, will be validly issued, fully paid and non-assessable.

3.	The Convertible Notes, Representative Warrants and Warrants are valid and legally binding obligations, enforceable in accordance with their respective terms.

The opinions rendered herein are limited to the Nevada Revised State Statutes and the federal laws of the United States and solely for purposes of paragraph 3 above, the laws of the State of New York and are based on these laws as in effect on the date hereof. For purposes of our opinion, we have examined an official compilation of “Title 7 - Business Associations; Securities; Commodities, Chapter - 78 - Private Corporations” of the Nevada Revised Statutes. Such examination was limited to the provisions of such statute only and did not include any annotations or commentary related thereto. We do not purport to be experts on the laws of the State of Nevada and our opinion is based upon such limited experience.

This opinion letter has been prepared for your use in connection with the Offering. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

In rendering the opinion set forth herein, we have assumed that, at the time of the sale of the Securities, (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective; and (b) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement will have been issued.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus contained therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ The Newman Law Firm PLLC